INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-69414 of Mercury Air Group, Inc. on Form S-8 of our report dated September 11, 1997 appearing in the Annual Report on Form 10-K of Mercury Air Group, Inc. for the year ended June 30, 1997.




Deloitte & Touche LLP

Los Angeles, California
September 23, 1997




                                   EXIBIT 23.1